Exhibit 99.1

NEW JERSEY RESOURCES REPORTS SECOND-QUARTER FISCAL 2022 RESULTS AND
INCREASES NET FINANCIAL EARNINGS GUIDANCE FOR FISCAL 2022
Energy Services’ Long Option Strategy Contributes to Guidance Increase

WALL, N.J., May 5, 2022 — Today, New Jersey Resources Corporation (NYSE: NJR) reported results for the second-quarter of fiscal 2022. Highlights include:

•	Consolidated net income of $96.0 million, compared with $149.8 million in the second quarter of fiscal 2021.
•	Consolidated net financial earnings (NFE), a non-GAAP financial measure, of $130.2 million, or $1.36 per share, compared with $170.6 million, or $1.77 per share, in the second quarter of fiscal 2021.
•	The comparable prior year period included unusually high net financial earnings at Energy Services due to increased natural gas price volatility related to the extreme weather during February 2021.
•	Increased fiscal 2022 net financial earnings per share (NFEPS) guidance range to $2.30 to $2.40 from the previously announced range of $2.20 to $2.30.
•	Adelphia Gateway is now flowing gas to its South Zone, allowing for at least one large industrial customer in the Philadelphia metro area to replace coal power generation with natural gas.

Second-quarter fiscal 2022 net income totaled $96.0 million, or $1.00 per share, compared with $149.8 million, or $1.56 per share, during the same period in fiscal 2021. Fiscal 2022 year-to-date net income totaled $207.3 million, or $2.16 per share, compared with $230.9 million, or $2.40 per share, for the same period in fiscal 2021.

Second-quarter fiscal 2022 NFE totaled $130.2 million, or $1.36 per share, compared to NFE of $170.6 million, or $1.77 per share, during the same period in fiscal 2021. Fiscal 2022 year-to-date NFE totaled $196.0 million, or $2.04 per share, compared with $215.3 million, or $2.24 per share, for the same period in fiscal 2021.

Steve Westhoven, President and CEO, stated, "NJR reported strong operating results for the second quarter of fiscal 2022, led by our utility, New Jersey Natural Gas, and Energy Services. Better than expected performance from Energy Services is enabling us to raise our fiscal 2022 NFEPS guidance to a range of $2.30 to $2.40."

Key Performance Metrics

	Three Months Ended March 31,		Six Months Ended March 31,
($ in Thousands)	2022	2021	2022	2021
Net income	$96,035	$149,809	$207,347	$230,854
Basic EPS	$1.00	$1.56	$2.16	$2.40
Net financial earnings	$130,206	$170,604	$195,976	$215,261
Basic net financial earnings per share	$1.36	$1.77	$2.04	$2.24

NJR Reports Second Quarter Fiscal 2022 Results

A reconciliation of net income to NFE for the three and six months ended March 31, 2022 and 2021, is provided below.
	Three Months Ended March 31,		Six Months Ended March 31,
(Thousands)	2022	2021	2022	2021
Net income	$96,035	$149,809	$207,347	$230,854
Add:
Unrealized loss (gain) on derivative instruments and related transactions	42,022	29,255	(40,169)	(8,235)
Tax effect	(9,980)	(6,954)	9,556	1,958
Effects of economic hedging related to natural gas inventory	1,155	(7,209)	24,732	(14,741)
Tax effect	(274)	1,713	(5,877)	3,503
Net income to NFE tax adjustment	1,248	3,990	387	1,922
Net financial earnings	$130,206	$170,604	$195,976	$215,261

Weighted Average Shares Outstanding
Basic	96,068	96,248	96,006	96,181
Diluted	96,516	96,618	96,480	96,598

Basic earnings per share	$1.00	$1.56	$2.16	$2.40
Add:
Unrealized loss (gain) on derivative instruments and related transactions	0.44	0.30	(0.42)	(0.09)
Tax effect	(0.10)	(0.08)	0.10	0.02
Effects of economic hedging related to natural gas inventory	0.01	(0.07)	0.26	(0.15)
Tax effect	—	0.02	(0.06)	0.04
Net income to NFE tax adjustment	0.01	0.04	—	0.02
Basic net financial earnings per share	$1.36	$1.77	$2.04	$2.24

NFE is a measure of earnings based on the elimination of timing differences to effectively match the earnings effects of the economic hedges with the physical sale of natural gas, Solar Renewable Energy Certificates (SRECs) and foreign currency contracts. Consequently, to reconcile net income and NFE, current-period unrealized gains and losses on the derivatives are excluded from NFE as a reconciling item. Realized derivative gains and losses are also included in current-period net income. However, NFE includes only realized gains and losses related to natural gas sold out of inventory, effectively matching the full earnings effects of the derivatives with realized margins on physical natural gas flows. NFE also may exclude impairment charges associated with equity method investments, which are non-cash charges considered unusual in nature that occur infrequently and are not indicative of the Company's performance for its ongoing operations. For the six months ended March 31, 2022 and 2021, there were no impairments of equity method investments recorded to earnings. Included in the tax effects are current and deferred income tax expense corresponding with the components of NFE.

NJR Reports Second Quarter Fiscal 2022 Results

A table detailing NFE for the three and six months ended March 31, 2022 and 2021, is provided below.

Net Financial Earnings (Loss) by Business Unit

	Three Months Ended March 31,		Six Months Ended March 31,
(Thousands)	2022	2021	2022	2021
New Jersey Natural Gas	$102,783	$80,541	$153,863	$130,008
Clean Energy Ventures	(6,491)	(8,872)	(13,312)	(19,146)
Storage and Transportation	4,625	4,711	7,587	8,219
Energy Services	29,940	96,528	47,507	98,028
Home Services and Other	451	747	898	685
Subtotal	131,308	173,655	196,543	217,794
Eliminations	(1,102)	(3,051)	(567)	(2,533)
Total	$130,206	$170,604	$195,976	$215,261

Fiscal 2022 NFE Guidance:

NJR increased fiscal 2022 NFE guidance to $2.30 to $2.40 per share, subject to the risk and uncertainties identified below under "Forward-Looking Statements." The following chart represents NJR’s current expected contributions from its subsidiaries for fiscal 2022:

Company	Expected Fiscal 2022 Net Financial Earnings Contribution
New Jersey Natural Gas	60 to 62 percent
Clean Energy Ventures	17 to 20 percent
Storage and Transportation	5 to 8 percent
Energy Services	13 to 15 percent
Home Services and Other	0 to 1 percent

In providing fiscal 2022 NFE guidance, management is aware there could be differences between reported GAAP earnings and NFE due to matters such as, but not limited to, the positions of our energy-related derivatives. Management is not able to reasonably estimate the aggregate impact or significance of these items on reported earnings and, therefore, is not able to provide a reconciliation to the corresponding GAAP equivalent for its operating earnings guidance without unreasonable efforts.

New Jersey Natural Gas

New Jersey Natural Gas Company (NJNG) reported second-quarter fiscal 2022 NFE of $102.8 million, compared to NFE of $80.5 million during the same period in fiscal 2021. Fiscal 2022 year-to-date NFE were $153.9 million, compared to NFE of $130.0 million during the same period in fiscal 2021. The increase for both periods was due primarily to higher base rates, which became effective on December 1, 2021.

Customer Growth:

•
NJNG added 3,579 new customers during the first six months of fiscal 2022, compared with 3,694 during the same period in fiscal 2021. NJNG expects these new customers to contribute approximately $2.9 million of incremental utility gross margin on an annualized basis.

NJR Reports Second Quarter Fiscal 2022 Results

Infrastructure Update:

•
NJNG's Infrastructure Investment Program (IIP) is a five-year, $150 million accelerated recovery program that began in fiscal 2021. IIP consists of a series of infrastructure projects designed to enhance the safety and reliability of NJNG's natural gas distribution system. In the second quarter, NJNG spent $10.0 million under the program on various distribution system reinforcement projects. On March 31, 2022, the Company filed its first rate recovery request with the BPU for $25.6 million of estimated investments, including AFUDC, from November 30, 2020 through June 30, 2022.

BGSS Incentive Programs:

BGSS incentive programs contributed $6.3 million to utility gross margin in the second-quarter of fiscal 2022, compared with $2.1 million during the same period in fiscal 2021.

Fiscal 2022 year-to-date, these programs contributed $10.1 million to utility gross margin, compared with $6.7 million during the same period in fiscal 2021.

The increase in both periods was due primarily to increased margins from off-system sales, partially offset by the timing differences for storage incentives and lower capacity release volumes.

For more information on utility gross margin, please see "Non-GAAP Financial Information" below.

Energy-Efficiency Programs:

SAVEGREEN invested $24.2 million during the first six months of fiscal 2022 in energy-efficiency upgrades for their customers' homes and businesses. NJNG recovered $12.5 million of its outstanding investments during the first six months of fiscal 2022. On January 26, 2022, the BPU approved the annual SAVEGREEN filing, which will increase annual recoveries by $2.2 million, effective February 1, 2022.

Clean Energy Ventures (CEV)

CEV reported second-quarter fiscal 2022 net financial loss of $6.5 million, compared with net financial loss of $8.9 million during the same period in fiscal 2021. Fiscal 2022 year-to-date net financial loss was $13.3 million, compared with a net financial loss of $19.1 million during the same period in fiscal 2021. The improvement for both periods was due primarily to increased revenue from the sale of SRECs and higher electricity prices.

CEV now has over 680 megawatts (MW) of potential capital deployment through fiscal 2027 in projects under construction, under exclusivity or under contract. However, current policy transitions, interconnect delays, land-use constraints and supply chain issues are temporarily slowing CEV’s ability to deploy capital in the short-term and will delay our previously expected in-service timeline for fiscal year 2022.

Storage and Transportation

Storage and Transportation reported second-quarter fiscal 2022 NFE of $4.6 million, compared with NFE of $4.7 million during the same period in fiscal 2021. Fiscal 2022 year-to-date NFE were $7.6 million, compared with NFE of $8.2 million during the same period in fiscal 2021. The decrease in NFE was due primarily to lower equity in earnings of affiliates, partially offset by higher AFUDC equity at Adelphia Gateway.

Infrastructure Update:

•
Adelphia Gateway - Adelphia Gateway is an 84-mile pipeline running from Marcus Hook to Martins Creek, Pennsylvania originally built as an oil pipeline, which is now being repurposed to deliver natural gas to the Philadelphia and New Jersey markets. Adelphia Gateway is now flowing gas to its South Zone allowing for Kimberly Clark's mill in Chester, Pennsylvania to replace coal power generation with natural gas. Adelphia Gateway is now 90% complete and the project is expected to be completed by the end of the year.

NJR Reports Second Quarter Fiscal 2022 Results

Energy Services

Energy Services reported second-quarter fiscal 2022 NFE of $29.9 million, compared with NFE of $96.5 million for the same period last fiscal year. Fiscal 2022 year-to-date NFE were $47.5 million, compared with NFE of $98.0 million during the same period in fiscal 2021. The lower NFE for the second quarter of fiscal 2022 was due primarily to higher natural gas price volatility in February 2021, as a result of cold weather in regions where Energy Services had contracted rights to storage assets, offset by the recognition of revenues from the Asset Management Agreements entered into during fiscal 2021 that became effective during the first quarter of fiscal 2022.

Home Services and Other Operations

Home Services and Other Operations reported second-quarter fiscal 2022 NFE of $0.5 million compared to NFE of $0.7 million for the same period in fiscal 2021. The decrease was due to due primarily to increased O&M for the three months. Fiscal 2022 year-to-date NFE were $0.9 million, compared with NFE of $0.7 million during the same period in fiscal 2021. The increase was due primarily to higher operating income related to an increase in installation revenue.

Expenditures and Cash Flows:

NJR is committed to maintaining a strong financial profile.

•
During the first six months of fiscal 2022, capital expenditures were $285.7 million, including accruals, of which $119.3 million were related to NJNG, compared with $257.6 million, of which $188.4 million were related to NJNG, during the same period in fiscal 2021.

•
During the first six months of fiscal 2022, cash flows from operations were $330.5 million, compared with cash flows from operations of $356.3 million during the same period of fiscal 2021. The decrease in operating cash flows was due primarily to the reduction in net income due to the outperformance of Energy Services in fiscal 2021.

NJR Reports Second Quarter Fiscal 2022 Results

Forward-Looking Statements:
This earnings release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. NJR cautions readers that the assumptions forming the basis for forward-looking statements include many factors that are beyond NJR’s ability to control or estimate precisely, such as estimates of future market conditions and the behavior of other market participants. Words such as “anticipates,” “estimates,” “expects,” “projects,” “may,” “will,” “intends,” “plans,” “believes,” “should” and similar expressions may identify forward-looking statements and such forward-looking statements are made based upon management’s current expectations, assumptions and beliefs as of this date concerning future developments and their potential effect upon NJR. There can be no assurance that future developments will be in accordance with management’s expectations, assumptions and beliefs or that the effect of future developments on NJR will be those anticipated by management. Forward-looking statements in this earnings release include, but are not limited to, certain statements regarding NJR’s NFEPS guidance for fiscal 2022, projected NFEPS growth rate, results of future rate cases, forecasted contribution of business segments to NJR’s NFE for fiscal 2022, customer growth at NJNG, future NJR and NJNG capital expenditures, infrastructure programs and investments such as IIP and energy efficiency programs, the ability to complete the Adelphia Gateway Pipeline project, and other legal and regulatory expectations.

Additional information and factors that could cause actual results to differ materially from NJR’s expectations are contained in NJR’s filings with the SEC, including NJR’s Annual Reports on Form 10-K and subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings, which are available at the SEC’s web site, http://www.sec.gov. Information included in this earnings release is representative as of today only and while NJR periodically reassesses material trends and uncertainties affecting NJR's results of operations and financial condition in connection with its preparation of management's discussion and analysis of results of operations and financial condition contained in its Quarterly and Annual Reports filed with the SEC, NJR does not, by including this statement, assume any obligation to review or revise any particular forward-looking statement referenced herein in light of future events.

Non-GAAP Financial Information:

This earnings release includes the non-GAAP financial measures NFE/net financial loss, NFE per basic share, financial margin and utility gross margin. A reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP can be found below. As an indicator of NJR’s operating performance, these measures should not be considered an alternative to, or more meaningful than, net income or operating revenues as determined in accordance with GAAP. This information has been provided pursuant to the requirements of SEC Regulation G.

NFE and financial margin exclude unrealized gains or losses on derivative instruments related to NJR’s unregulated subsidiaries and certain realized gains and losses on derivative instruments related to natural gas that has been placed into storage at Energy Services and the impairment on NJR's investments in the PennEast Project, net of applicable tax adjustments as described below. Financial margin also differs from gross margin as defined on a GAAP basis as it excludes certain operations and maintenance expense and depreciation and amortization as well as the effects of derivatives as discussed above. Volatility associated with the change in value of these financial instruments and physical commodity reported on the income statement in the current period. In order to manage its business, NJR views its results without the impacts of the unrealized gains and losses, and certain realized gains and losses, caused by changes in value of these financial instruments and physical commodity contracts prior to the completion of the planned transaction because it shows changes in value currently instead of when the planned transaction ultimately is settled. An annual estimated effective tax rate is calculated for NFE purposes and any necessary quarterly tax adjustment is applied to NJR Energy Services Company.

NJNG’s utility gross margin is defined as operating revenues less natural gas purchases, sales tax, and regulatory rider expense. This measure differs from gross margin as presented on a GAAP basis as it excludes certain operations and maintenance expense and depreciation and amortization. Utility gross margin may also not be comparable to the definition of gross margin used by others in the natural gas distribution business and other industries. Management believes that utility gross margin provides a meaningful basis for evaluating utility operations since natural gas costs, sales tax and regulatory rider expenses are included in operating revenues and passed through to customers and, therefore, have no effect on utility gross margin.

Management uses these non-GAAP financial measures as supplemental measures to other GAAP results to provide a more complete understanding of NJR’s performance. Management believes these non-GAAP financial measures are more reflective of NJR’s business model, provide transparency to investors and enable period-to-period comparability of financial performance. A reconciliation of all non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP can be found below. For a full discussion of NJR’s non-GAAP financial measures, please see NJR’s most recent Report on Form 10-K, Item 7 and NJR’s Form 10-Q filed on May 5, 2022.

NJR Reports Second Quarter Fiscal 2022 Results

About New Jersey Resources

New Jersey Resources (NYSE: NJR) is a Fortune 1000 company that, through its subsidiaries, provides safe and reliable natural gas and clean energy services, including transportation, distribution, asset management and home services. NJR is composed of five primary businesses:

•
New Jersey Natural Gas, NJR’s principal subsidiary, operates and maintains over 7,600 miles of natural gas transportation and distribution infrastructure to serve over half a million customers in New Jersey’s Monmouth, Ocean and parts of Morris, Middlesex, Sussex and Burlington counties.

•	Clean Energy Ventures invests in, owns and operates solar projects with a total capacity of more than 370 megawatts, providing residential and commercial customers with low-carbon solutions.

•
Energy Services manages a diversified portfolio of natural gas transportation and storage assets and provides physical natural gas services and customized energy solutions to its customers across North America.

•
Storage and Transportation serves customers from local distributors and producers to electric generators and wholesale marketers through its ownership of Leaf River and the Adelphia Gateway Pipeline Project, as well as our 50% equity ownership in the Steckman Ridge natural gas storage facility.

•
Home Services provides service contracts as well as heating, central air conditioning, water heaters, standby generators, solar and other indoor and outdoor comfort products to residential homes throughout New Jersey.

NJR and its over 1,200 employees are committed to helping customers save energy and money by promoting conservation and encouraging efficiency through Conserve to Preserve® and initiatives such as The SAVEGREEN Project® and The Sunlight Advantage®.

For more information about NJR:
www.njresources.com.

Follow us on Twitter @NJNaturalGas.
“Like” us on facebook.com/NewJerseyNaturalGas.

NJR Reports Second Quarter Fiscal 2022 Results

NEW JERSEY RESOURCES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
(Thousands, except per share data)	2022	2021	2022	2021
OPERATING REVENUES
Utility	$463,474	$310,167	$737,909	$505,896
Nonutility	448,842	492,020	850,249	750,596
Total operating revenues	912,316	802,187	1,588,158	1,256,492
OPERATING EXPENSES
Gas purchases
Utility	212,892	113,235	335,161	169,380
Nonutility	410,535	330,488	689,329	503,735
Related parties	1,883	1,730	3,729	3,464
Operation and maintenance	85,786	110,265	154,770	183,901
Regulatory rider expenses	30,910	18,413	47,581	29,114
Depreciation and amortization	31,435	26,848	61,828	54,210
Total operating expenses	773,441	600,979	1,292,398	943,804
OPERATING INCOME	138,875	201,208	295,760	312,688
Other income, net	4,127	5,007	8,263	9,124
Interest expense, net of capitalized interest	18,926	20,153	38,403	39,939
INCOME BEFORE INCOME TAXES AND EQUITY IN EARNINGS OF AFFILIATES	124,076	186,062	265,620	281,873
Income tax provision	28,810	39,057	59,617	56,498
Equity in earnings of affiliates	769	2,804	1,344	5,479
NET INCOME	$96,035	$149,809	$207,347	$230,854

EARNINGS PER COMMON SHARE
Basic	$1.00	$1.56	$2.16	$2.40
Diluted	$1.00	$1.55	$2.15	$2.39

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	96,068	96,248	96,006	96,181
Diluted	96,516	96,618	96,480	96,598

NJR Reports Second Quarter Fiscal 2022 Results

RECONCILIATION OF NON-GAAP PERFORMANCE MEASURES
(Unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
(Thousands)	2022	2021	2022	2021
NEW JERSEY RESOURCES

A reconciliation of net income, the closest GAAP financial measure, to net financial earnings is as follows:

Net income	$96,035	$149,809	$207,347	$230,854
Add:
Unrealized loss (gain) on derivative instruments and related transactions	42,022	29,255	(40,169)	(8,235)
Tax effect	(9,980)	(6,954)	9,556	1,958
Effects of economic hedging related to natural gas inventory	1,155	(7,209)	24,732	(14,741)
Tax effect	(274)	1,713	(5,877)	3,503
Net income to NFE tax adjustment	1,248	3,990	387	1,922
Net financial earnings	$130,206	$170,604	$195,976	$215,261

Weighted Average Shares Outstanding
Basic	96,068	96,248	96,006	96,181
Diluted	96,516	96,618	96,480	96,598

A reconciliation of basic earnings per share, the closest GAAP financial measure, to basic net financial earnings per share is as follows:

Basic earnings per share	$1.00	$1.56	$2.16	$2.40
Add:
Unrealized loss (gain) on derivative instruments and related transactions	$0.44	$0.30	$(0.42)	$(0.09)
Tax effect	$(0.10)	$(0.08)	$0.10	$0.02
Effects of economic hedging related to natural gas inventory	$0.01	$(0.07)	$0.26	$(0.15)
Tax effect	$—	$0.02	$(0.06)	$0.04
Net income to NFE tax adjustment	$0.01	$0.04	$—	$0.02
Basic NFE per share	$1.36	$1.77	$2.04	$2.24

NATURAL GAS DISTRIBUTION

A reconciliation of gross margin, the closest GAAP financial measure, to utility gross margin is as follows:

Operating revenues	$463,812	$310,167	$738,584	$505,896
Less:
Natural gas purchases	215,223	118,452	339,817	177,761
Operating and maintenance (1)	26,748	26,281	39,889	51,106
Regulatory rider expense	30,910	18,413	47,581	29,114
Depreciation and amortization	23,344	19,475	46,237	38,644
Gross margin	167,587	127,546	265,060	209,271
Add:
Operating and maintenance (1)	26,748	26,281	39,889	51,106
Depreciation and amortization	23,344	19,475	46,237	38,644
Utility gross margin	$217,679	$173,302	$351,186	$299,021

(1)  Excludes selling, general and administrative expenses of $26.3 million and $26.7 million for the three months ended March 31, 2022 and 2021, respectively, and approximately $49.6 million and $45.5 million for the six months ended March 31, 2022 and 2021, respectively

NJR Reports Second Quarter Fiscal 2022 Results

(Unaudited)	Three Months Ended March 31,		Six Months Ended March 31,
(Thousands)	2022	2021	2022	2021
ENERGY SERVICES

A reconciliation of gross margin, the closest GAAP financial measure, to Energy Services' financial margin is as follows:

Operating revenues	$412,645	$462,569	$781,889	$692,046
Less:
Natural Gas purchases	411,146	330,280	689,833	504,117
Operation and maintenance (1)	3,978	20,924	7,247	24,608
Depreciation and amortization	32	13	60	55
Gross margin	(2,511)	111,352	84,749	163,266
Add:
Operation and maintenance (1)	3,978	20,924	7,247	24,608
Depreciation and amortization	32	13	60	55
Unrealized loss (gain) on derivative instruments and related transactions	40,446	29,348	(45,201)	(9,433)
Effects of economic hedging related to natural gas inventory	1,155	(7,209)	24,732	(14,741)
Financial margin	$43,100	$154,428	$71,587	$163,755
(1) Excludes selling, general and administrative expenses of $0.6 million and $12.1 million for the three months ended March 31, 2022 and 2021, respectively, and approximately $1.1 million and $12.4 million for the six months ended March 31, 2022 and 2021, respectively.

A reconciliation of net income to net financial earnings is as follows:

Net (loss) income	$(3,031)	$75,662	$62,713	$114,534
Add:
Unrealized loss (gain) on derivative instruments and related transactions	40,446	29,348	(45,201)	(9,433)
Tax effect	(9,604)	(6,976)	10,753	2,243
Effects of economic hedging related to natural gas	1,155	(7,209)	24,732	(14,741)
Tax effect	(274)	1,713	(5,877)	3,503
Net income to NFE tax adjustment	1,248	3,990	387	1,922
Net financial earnings	$29,940	$96,528	$47,507	$98,028

NJR Reports Second Quarter Fiscal 2022 Results

FINANCIAL STATISTICS BY BUSINESS UNIT
(Unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
(Thousands, except per share data)	2022	2021	2022	2021
NEW JERSEY RESOURCES

Operating Revenues
Natural Gas Distribution	$463,812	$310,167	$738,584	$505,896
Clean Energy Ventures	11,827	6,476	22,010	12,846
Energy Services	412,645	462,569	781,889	692,046
Storage and Transportation	13,342	13,926	25,485	27,030
Home Services and Other	13,222	12,773	27,173	25,350
Sub-total	914,848	805,911	1,595,141	1,263,168
Eliminations	(2,532)	(3,724)	(6,983)	(6,676)
Total	$912,316	$802,187	$1,588,158	$1,256,492

Operating Income (Loss)
Natural Gas Distribution	$141,311	$100,876	$215,494	$163,788
Clean Energy Ventures	(2,696)	(6,469)	(6,668)	(14,733)
Energy Services	(3,132)	99,278	83,646	150,860
Storage and Transportation	3,180	4,185	5,056	7,874
Home Services and Other	901	3,292	1,763	5,288
Sub-total	139,564	201,162	299,291	313,077
Eliminations	(689)	46	(3,531)	(389)
Total	$138,875	$201,208	$295,760	$312,688

Equity in Earnings of Affiliates
Storage and Transportation	$1,256	$3,386	$2,312	$6,579
Eliminations	(487)	(582)	(968)	(1,100)
Total	$769	$2,804	$1,344	$5,479

Net Income (Loss)
Natural Gas Distribution	$102,783	$80,541	$153,863	$130,008
Clean Energy Ventures	(6,491)	(8,872)	(13,312)	(19,146)
Energy Services	(3,031)	75,662	62,713	114,534
Storage and Transportation	4,625	4,711	7,587	8,219
Home Services and Other	451	747	898	685
Sub-total	98,337	152,789	211,749	234,300
Eliminations	(2,302)	(2,980)	(4,402)	(3,446)
Total	$96,035	$149,809	$207,347	$230,854

Net Financial Earnings (Loss)
Natural Gas Distribution	$102,783	$80,541	$153,863	$130,008
Clean Energy Ventures	(6,491)	(8,872)	(13,312)	(19,146)
Energy Services	29,940	96,528	47,507	98,028
Storage and Transportation	4,625	4,711	7,587	8,219
Home Services and Other	451	747	898	685
Sub-total	131,308	173,655	196,543	217,794
Eliminations	(1,102)	(3,051)	(567)	(2,533)
Total	$130,206	$170,604	$195,976	$215,261

Throughput (Bcf)
NJNG, Core Customers	34.0	33.5	58.6	57.9
NJNG, Off System/Capacity Management	24.0	23.6	49.1	49.5
Energy Services Fuel Mgmt. and Wholesale Sales	76.7	112.7	140.2	217.5
Total	134.7	169.8	247.9	324.9

Common Stock Data
Yield at March 31	3.1%	3.3%	3.1%	3.3%
Market Price at March 31	$46.66	$39.87	$46.66	$39.87
Shares Out. at March 31	96,082	96,262	96,082	96,262
Market Cap. at March 31	$4,482,696	$3,837,967	$4,482,696	$3,837,967

NJR Reports Second Quarter Fiscal 2022 Results

(Unaudited)	Three Months Ended March 31,		Six Months Ended March 31,
(Thousands, except customer and weather data)	2022	2021	2022	2021
NATURAL GAS DISTRIBUTION

Utility Gross Margin
Operating revenues	$463,812	$310,167	$738,584	$505,896
Less:
Natural gas purchases	215,223	118,452	339,817	177,761
Operating and maintenance (1)	26,748	26,281	39,889	51,106
Regulatory rider expense	30,910	18,413	47,581	29,114
Depreciation and amortization	23,344	19,475	46,237	38,644
Gross margin	167,587	127,546	265,060	209,271
Add:
Operating and maintenance (1)	26,748	26,281	39,889	51,106
Depreciation and amortization	23,344	19,475	46,237	38,644
Total Utility Gross Margin	$217,679	$173,302	$351,186	$299,021
(1) Excludes selling, general and administrative expenses of $26.3 million and $26.7 million for the three months ended March 31, 2022 and 2021, respectively, and approximately $49.6 million and $45.5 million for the six months ended March 31, 2022 and 2021, respectively

Utility Gross Margin, Operating Income and Net Income
Residential	$155,514	$124,468	$248,119	$210,443
Commercial, Industrial & Other	30,120	23,050	49,222	40,090
Firm Transportation	25,090	22,878	42,372	40,166
Total Firm Margin	210,724	170,396	339,713	290,699
Interruptible	606	792	1,360	1,630
Total System Margin	211,330	171,188	341,073	292,329
Off System/Capacity Management/FRM/Storage Incentive	6,349	2,114	10,113	6,692
Total Utility Gross Margin	217,679	173,302	351,186	299,021
Operation and maintenance expense	53,024	52,951	89,455	96,589
Depreciation and amortization	23,344	19,475	46,237	38,644
Operating Income	$141,311	$100,876	$215,494	$163,788

Net Income	$102,783	$80,541	$153,863	$130,008

Net Financial Earnings	$102,783	$80,541	$153,863	$130,008

Throughput (Bcf)
Residential	23.0	22.7	35.6	36.3
Commercial, Industrial & Other	4.3	4.3	6.6	6.7
Firm Transportation	5.6	5.7	9.2	9.6
Total Firm Throughput	32.9	32.7	51.4	52.6
Interruptible	1.1	0.8	7.2	5.3
Total System Throughput	34.0	33.5	58.6	57.9
Off System/Capacity Management	24.0	23.6	49.1	49.5
Total Throughput	58.0	57.1	107.7	107.4

Customers
Residential	508,729	498,583	508,729	498,583
Commercial, Industrial & Other	32,116	31,313	32,116	31,313
Firm Transportation	27,226	31,545	27,226	31,545
Total Firm Customers	568,071	561,441	568,071	561,441
Interruptible	31	28	31	28
Total System Customers	568,102	561,469	568,102	561,469
Off System/Capacity Management*	22	17	22	17
Total Customers	568,124	561,486	568,124	561,486
*The number of customers represents those active during the last month of the period.
Degree Days
Actual	2,371	2,355	3,645	3,773
Normal	2,444	2,456	3,994	4,031
Percent of Normal	97.0%	95.9%	91.3%	93.6%

NJR Reports Second Quarter Fiscal 2022 Results

(Unaudited)	Three Months Ended March 31,		Six Months Ended March 31,
(Thousands, except customer, SREC, TREC and megawatt)	2022	2021	2022	2021
CLEAN ENERGY VENTURES

Operating Revenues
SREC sales	$3,962	$777	$6,829	$2,069
TREC sales	1,019	817	1,865	1,507
Solar electricity sales and other	4,057	2,268	7,711	3,988
Sunlight Advantage	2,789	2,614	5,605	5,282
Total Operating Revenues	$11,827	$6,476	$22,010	$12,846

Depreciation and Amortization	$5,311	$4,685	$10,544	$10,118

Operating (Loss)	$(2,696)	$(6,469)	$(6,668)	$(14,733)

Income Tax (Benefit)	$(1,952)	$(2,714)	$(3,998)	$(5,800)

Net (Loss)	$(6,491)	$(8,872)	$(13,312)	$(19,146)

Net Financial (Loss)	$(6,491)	$(8,872)	$(13,312)	$(19,146)

Solar Renewable Energy Certificates Generated	65,730	53,863	157,902	141,071

Solar Renewable Energy Certificates Sold	20,000	3,400	32,200	9,495

Transition Renewable Energy Certificates Generated	7,176	5,627	13,261	10,310

Solar Megawatts Under Construction	67.7	12.4	67.7	12.4

ENERGY SERVICES

Operating Income
Operating revenues	$412,645	$462,569	$781,889	$692,046
Less:
Gas purchases	411,146	330,280	689,833	504,117
Operation and maintenance expense	4,599	32,998	8,350	37,014
Depreciation and amortization	32	13	60	55
Total Operating (Loss) Income	$(3,132)	$99,278	$83,646	$150,860

Net (Loss) Income	$(3,031)	$75,662	$62,713	$114,534

Financial Margin	$43,100	$154,428	$71,587	$163,755

Net Financial Earnings	$29,940	$96,528	$47,507	$98,028

Gas Sold and Managed (Bcf)	76.7	112.7	140.2	217.5

STORAGE AND TRANSPORTATION

Operating Revenues	$13,342	$13,926	$25,485	$27,030

Equity in Earnings of Affiliates	$1,256	$3,386	$2,312	$6,579

Operation and Maintenance Expense	$7,254	$7,139	$14,684	$13,681

Other Income, Net	$2,750	$1,591	$5,259	$2,845

Interest Expense	$1,847	$3,578	$3,983	$7,560

Income Tax Provision	$714	$873	$1,057	$1,519

Net Income	$4,625	$4,711	$7,587	$8,219

Net Financial Earnings	$4,625	$4,711	$7,587	$8,219

HOME SERVICES AND OTHER

Operating Revenues	$13,222	$12,773	$27,173	$25,350

Operating Income	$901	$3,292	$1,763	$5,288

Net Income	$451	$747	$898	$685

Net Financial Earnings	$451	$747	$898	$685

Total Service Contract Customers at March 31	105,022	106,471	105,022	106,471